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                                                                    EXHIBIT 99.3


                               SECOND AMENDMENT TO
                            VERSO TECHNOLOGIES, INC.
                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

         THIS SECOND AMENDMENT (the "AMENDMENT") to the Verso Technologies, Inc. Series B Preferred Stock Purchase Agreement, dated as of May 4, 2001, as amended by the First Amendment thereto dated as of June 1, 2001 (as so amended, the "PURCHASE AGREEMENT"), by and between VERSO TECHNOLOGIES, INC., a Minnesota corporation (the "COMPANY"), and TELEMATE.NET SOFTWARE, INC., a Georgia corporation (the "PURCHASER"), is made as of the 27th day of July, 2001 by and between the Company and the Purchaser (collectively, the "PARTIES").

                              WITNESSETH:

         WHEREAS, the Parties desire to amend the terms of the Purchase Agreement as provided herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the Parties do hereby agree as follows:

         SECTION 1. AMENDMENT TO SECTION 1.1 OF THE PURCHASE AGREEMENT. Section
1.1 of the Purchase Agreement is hereby amended by changing the number "500,000" set forth therein to "750,000."

         SECTION 2. EFFECT ON PURCHASE AGREEMENT. Except as otherwise specifically provided herein, the Purchase Agreement shall not be amended but shall remain in full force and effect.

         SECTION 3. HEADINGS. The Section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation hereof.

         SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES).

         SECTION 5. COUNTERPARTS. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed counterparts may be delivered via facsimile transmission.

         SECTION 6. ENTIRE AGREEMENT. This Amendment (together with the Purchase Agreement and the exhibits thereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the Parties with respect thereto.

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         IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered by its duly authorized officer as of the day and year above written.


                               VERSO TECHNOLOGIES, INC.


                               By:      /s/ Juliet M. Reising
                                  ---------------------------------------------
                                  Its:  Executive Vice President and Chief
                                        Financial Officer
                                      -----------------------------------------


                               TELEMATE.NET SOFTWARE, INC.


                               By:      /s/ Janet Van Pelt
                                  ---------------------------------------------
                                  Its:  Chief Financial Officer
                                      -----------------------------------------


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